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                                                                 Exhibit 23.2

                         Consent of Independent Auditors

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-59771) pertaining to the 1993 Jonathan B. Weller Non-Qualified Stock Option Plan, the Registration Statement (Form S-8 No. 33-59773) pertaining to the Amended Incentive and Non-Qualified Stock Option Plan, the Registration Statement (Form S-8 No. 33-59767) pertaining to the Option Plan for Non-Employee Trustees, the Registration Statement (Form S-3 No. 33-61115) pertaining to the universal shelf registration, the Registration Statement (Form S-8 File No. 333-69877) pertaining to the Qualified Employee Share Purchase Plan, the Registration Statement (Form S-3 File No. 333-48917) pertaining to the resale of shares, the Registration Statement (Form S-3 File No. 333-70157) pertaining to the Non-Qualified Employee Share Purchase Plan, the Registration Statement (Form S-3 File No. 333-74693) pertaining to the 1998 Stock Option Plan, the Registration Statement (Form S-3 File No. 333-74695) pertaining to the resale of shares and the Registration Statement (Form S-3 File No. 333-74697) pertaining to the Distribution Reinvestment and Share Purchase Plan, and related Prospectuses of Pennsylvania Real Estate Investment Trust of our report dated October 18, 1996, with respect to the financial statements of Lehigh Valley Associates included in Pennsylvania Real Estate Investment Trust's Annual Report (Form 10-K) for the year ended December 31, 1998.

                                                         /s/ Ernst & Young LLP

     Philadelphia, Pennsylvania
     March 30, 1999